UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

November 1, 2017
Date of Report (Date of earliest event reported)

URANIUM ENERGY CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-33706	98-0399476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1830 Vancouver, British Columbia	V6E 2Y3
(Address of principal executive offices)	(Zip Code)

(604) 682-9775
Registrant’s telephone number, including area code

Not applicable.
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On November 1, 2017, Uranium Energy Corp. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Uranerz Energy Corporation (“Uranerz”), a Nevada corporation and a wholly-owned subsidiary of Energy Fuels Inc., to acquire 100% of Uranerz’s North Reno Creek project (the “North Reno Creek Project”) located immediately adjacent to and within the Company’s existing Reno Creek Project permitting boundary in the Powder River Basin, Wyoming, comprised of unpatented mining claims and mining leases, mining agreements and surface use and damage agreements (the “Mining Rights”), including, but not limited to, data and property documentation relating to the Mining Rights or the lands subject to the Mining Rights and water rights as described in the mining leases, free and clear of all Encumbrances other than Permitted Encumbrances as such terms are defined in the Purchase Agreement.

Pursuant to the terms of the Purchase Agreement, the Company assumes all liabilities related to or arising from the North Reno Creek Project other than the excluded liabilities as set forth in the Purchase Agreement. In exchange for acquiring 100% of the North Reno Creek Project, the Company has agreed to pay at closing $2,940,000 in cash (the “Cash Consideration”) and $2,450,000 in shares of common stock of the Company (each, a “UEC Share” and collectively, the “Share Consideration”), with the number of UEC Shares comprising the Share Consideration to be calculated based on a deemed issuance price per UEC Share based on the volume weighted average price of UEC’s common shares on the NYSE American for the five (5) trading days immediately prior to (but not including) the closing date.

The closing of the Purchase Agreement is subject to, among other requirements, the Seller notifying or obtaining consents and/or approvals from the lessors with respect to the assignment of the mining leases, mining agreements and surface use and damage agreements, and the Company obtaining the prior approval of the NYSE American for the listing of the UEC Shares forming the Share Consideration.

In accordance with the Purchase Agreement, Uranerz agrees that it cannot sell on any single trading day any Share Consideration representing more than ten percent (10%) of the average volume of UEC’s common shares on the NYSE American measured over the five-day period immediately preceding the date on which Uranerz proposes to make such sale.

In addition, pursuant to the Purchase Agreement, the Company covenants to use its reasonable commercial efforts to file a Form S-3 Registration Statement (the “Form S-3”) with the SEC within ten (10) business days after the closing date to register the Share Consideration for resale under the U.S. Securities Act of 1933, as amended, failing which the Company shall immediately pay Uranerz $10,000 in cash as a penalty for not making such Form S-3 filing within such time period. Consequent thereon the Company covenants to use its reasonable commercial efforts to clear such Form S-3 for effectiveness with the SEC within forty-five (45) calendar days of closing, failing which the Company shall immediately pay Uranerz $25,000 in cash as a further penalty for not making such Form S-3 effective within such time period.

The foregoing description of the Purchase Agreement does not purport to be complete and is qualified in its entirety by the Purchase Agreement which is filed as Exhibit 2.1 hereto and is incorporated by reference herein.

SECTION 8 – OTHER EVENTS

Item 8.01	Other Events

On November 2, 2017, the Company issued a news release announcing that it has entered into a definitive Purchase Agreement with Uranerz to acquire 100% of its advanced stage North Reno Creek Project located immediately adjacent to and within the Company’s existing Reno Creek Project permitting boundary in the Powder River Basin, Wyoming and that the North Reno Creek leases and claims acquired through the transaction consolidate the Company’s land and resource position in the region.

A copy of the press release is attached as Exhibit 99.1 hereto.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01	Financial Statements and Exhibits

(a) Financial Statements of Business Acquired

Not applicable.

(b) Pro forma Financial Information

Not applicable.

(c) Shell Company Transaction

Not applicable.

(d) Exhibits

Exhibit	Description

2.1*	Purchase Agreement between Uranerz Energy Corporation and Uranium Energy Corp., dated November 1, 2017

99.1	News Release dated November 2, 2017

* The schedules and exhibits to the Purchase Agreement (indexed in the table of contents thereof) have been omitted in accordance with Item 601(b)(2) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished supplementally to the SEC upon request.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

URANIUM ENERGY CORP.

DATE: November 6, 2017.	By:	/s/ Pat Obara
Pat Obara, Secretary, Treasurer, and Chief Financial Officer

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